AGREEMENT FOR MANAGEMENT SERVICES

AGREEMENT FOR MANAGEMENT SERVICES (“Agreement”), entered into and effective as of May 15, 2016 between Kelvin Medical Incorporated ("Company"), and William Mandel (“Manager”).

1. Services, Duties and Acceptance

1.1 Company hereby engages the Manager for the Term (as defined in Section 2 hereof) to render services in an executive capacity to Company and to the subsidiaries of Company engaged in business with and in connection with the Company and to devote his best efforts to the affairs of the Company and to perform such duties as Manager as he shall reasonable be directed to perform by officers of the Company.

1.2 Manager hereby accepts such contract for services and agrees to render such services as described herein. During the term of his contract, Manager will not render any services for others that will, or potentially could, conflict with the business of the Company, nor will Manager conduct any business or for Manager's own account, which could conflict with the business of the Company, nor will Manager render any services to any supplier or significant customer of Company outside of the duties expresses herein.

1.3 Manager’s duties includes some, but not all, of the following:  Manager shall act as President of the Company and will oversee the day to day running of the Company, the managing of any hired Managers, the filing of public documents for the purpose of compliance with regard to running a public company, travel from time to time as is necessary, and any other duty required of Manager to insure that the Company runs smoothly.

2. Term of Agreement

2.1 The term of Manager's contract for services pursuant to this Agreement (the "Term") shall begin on May 15,  2016, and shall be for a term of twelve months, which may be renewable for six months, upon mutual agreement and subject to the provisions of Article 4 of this Agreement providing for earlier termination of Manager's employment in certain circumstances.

3. Compensation

3.1 As compensation for all services rendered pursuant to this Agreement, Company shall issue Manager a signing bonus of 30,000,000 shares of the Company’s Common Stock.  There shall be $1,000 monthly cash consideration.

3.2 Company shall pay or reimburse Manager for all necessary and reasonable expenses incurred or paid by Manager in connection with the performance of services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as it from time to time requests evidencing the nature of such expense, and, if appropriate, the payment thereof by Manager, and otherwise in accordance with Company procedures from time to time in effect.  Manager shall request authorization from the Board for expenses over $500.00.

3.3 During the Term, Manager shall be entitled to participate in any group insurance, qualified pension, hospitalization, medical health and accident, disability, or similar plan or program of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof. Notwithstanding anything herein to the contrary, however, Company shall have the right to amend or terminate any such plans or programs at its discretion.

4. Termination

4.1 Disability. If Manager shall be prevented from performing Manager's usual duties for a period of 3 consecutive months, or for shorter periods aggregating more than 4 months in any 12 month period by reason of physical or mental disability, total or partial, (herein referred to as "disability"), Company shall nevertheless continue to pay full salary up to and including the last day of the third consecutive month of disability, or the day on which the shorter periods of disability shall have equaled a total of 4 months, but Company may at any time or times on or after such last day (but before the termination of such disability), elect to terminate this Agreement upon written notice to Manager, effective on such 1st day, without further obligation or liability to Manager, except for any compensation accrued hereunder but not yet paid. If Company does not so elect, this Agreement shall remain in full force and effect, except that Company shall not be obligated to pay any compensation set forth in Article 3 hereof to Manager during the remaining period of disability.

4.2 Death. In the event of Manager's death during the Term, this Agreement shall automatically terminate, except that (a) Manager's estate shall be entitled to receive the compensation provided for hereunder to the last day of the month in which Manager's death occurs; and (b) such termination shall not affect any amounts payable as insurance or other death benefits under any plans or arrangements then in force or effect with respect to Manager.

4.3 Specified Cause. Company may at any time during the Term, by notice, terminate the employment of Manager for malfeasance, misfeasance, or nonfeasance in connection with the performance of Manager's duties, the cause to be specified in the notice of termination. Without limiting the generality of the foregoing, the following acts during the Term shall constitute grounds for termination of employment hereunder:

4.3.1 Any willful and intentional act having the effect of injuring the reputation, business, business relationships of Company or its affiliates;

4.3.2 Conviction of or entering a plea of nolo contendere to a charge of a felony or a misdemeanor involving moral turpitude;

4.3.3 Material breach of covenants contained in this Agreement; and

4.3.4 Repeated or continuous failure, neglect, or refusal to perform Manager's duties hereunder.

5. Protection of Confidential Information

5.1 In view of the fact that Manager's work as an Manager of Company will bring Manager into close contact with many confidential affairs of the Company and its affiliates, including matters of a business nature, such as information about costs, profits, markets, sales, and any other information not readily available to the public, and plans for future developments, Manager agrees:

5.1.1 To keep secret all confidential matters of Company and its affiliates and not to disclose them to anyone outside of Company, either during or after Manager's employment with Company, except with Company's written consent; and

5.1.2 To deliver promptly to Company on termination of Manager's employment by Company, or at any time Company may so request, all memoranda, notes, records, reports, and other documents (and all copies thereof) relating to Company's and its affiliates' businesses which Manager may then possess or have under the Manager's control.

6. Ownership of Results of Services:

6.1 Company shall own, and Manager hereby transfers and assigns to it, all rights of every kind and character throughout the work, in perpetuity, in and to any material and/or ideas written, suggested, or submitted by Manager hereunder and all other results and proceeds of Manager's services hereunder, whether the same consists of literary, dramatic, mechanical or any other form of works, themes, ideas, creations, products, or compositions. Manager agrees to execute and deliver to Company such assignments or other instruments as Company may require from time to time to evidence its ownership of the results and proceeds of Manager's services.

7. Notices:

7.1 All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, as follows:

To Manager:
William Mandel
10930 Skyranch Place Nevada City, CA 95959

To Company:
Kelvin Medical Inc.
10930 Skyranch Place Nevada City, CA 95959

or as such other addresses as either party may specify by written notice to the other as provided in this Section 7.1.

8. General

8.1 It is acknowledged that the rights of Company under this Agreement are of a special, unique, and intellectual character which gives them a peculiar value, and that a breach of any provision of this Agreement (particularly, but not limited to, the exclusivity provisions hereof and the provisions of Article 5 hereof), will cause Company irreparable injury and damage which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, without limiting any right or remedy which Company may have in the premises, Manager specifically agrees that Company shall be entitled to seek injunctive relief to enforce and protect its rights under this Agreement.

8.2 This Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements, arrangements, and understandings. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event that any compensation or other monies payable hereunder shall be in excess of the amount permitted by any such statute, law, ordinance, or regulation, payment of the maximum amount allowed thereby shall constitute full compliance by Company with the payment requirements of this Agreement.

8.3 No representation, promise, or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, or inducement not so set forth. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.4 The provisions of this Agreement shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns. This Agreement, and Manager's rights and obligations hereunder, may not be assigned by Manager. Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets. Company may also assign this Agreement to any affiliate of Company; provided, however, that no such assignment shall (unless Manager shall so agree in writing) release Company of liability directly to Manager for the due performance of all of the terms, covenants, and conditions of this Agreement to be complied with and performed by Company. The term "affiliate", as used in this agreement, shall mean any corporation, firm, partnership, or other entity controlling, controlled by or under common control with Company. The term "control" (including "controlling", "controlled by", and "under common control with"), as used in the preceding sentence, shall be deemed to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, firm, partnership, or other entity, whether through ownership of voting securities or by contract or otherwise.

8.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

8.6 This Agreement shall be governed by and construed according to the laws of the State of Nevada applicable to agreements to be wholly performed therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Kelvin Medical Inc.

/s/WIlliam Mandel
______________________________
By:  William Mandel
Date: May 15, 2016